Exhibit 99.1

SharpSpring Reports Fourth Quarter and Full Year 2018 Results

Breakthrough Year Driven by Record Quarterly and Annual Revenues, Continued Operational Excellence

GAINESVILLE, FL – February 27, 2018 – SharpSpring, Inc. (NASDAQ: SHSP), a leading cloud-based marketing automation platform, reported financial results for the fourth quarter and full year ended December 31, 2018.

Fourth Quarter 2018 Operational Highlights
●
Added a record 379 new SharpSpring customers, who selected the platform to generate leads, convert more leads to sales and measure the ROI of their marketing campaigns.

●
Finished the quarter with 1,709 agency customers and surpassed 7,000 businesses using the SharpSpring Marketing Automation platform.

●
Received “When Work Works” Award from the Society for Human Resource Management for innovative and exemplary workplace practices.

●
Recognized by the Greater Gainesville Chamber of Commerce as the “Tech Company of the Year” at the 2018 Chamber Business Awards.

●
Expanded corporate headquarters into new 26,000 square foot facility, nearly doubling the area previously occupied, to support long-term growth plans.

Fourth Quarter 2018 Financial Results
●
SharpSpring Marketing Automation revenues grew 41% to a record $5.1 million from $3.6 million in the same year-ago period.

●
Total revenue (which includes legacy products) increased 37% to a record $5.2 million from $3.8 million in the same year-ago period.

●
Gross profit increased 47% to $3.7 million (72% of total revenue) from $2.5 million (68% of total revenue) in the same year-ago period.

●
Net loss was $2.3 million, or $0.26 per share, compared to net loss of $436,000, or $0.05 per share, in the fourth quarter of 2017.

●
Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $1.6 million, compared to an adjusted EBITDA loss of $1.3 million in the same year-ago period.

●
Core net loss (a non-GAAP metric reconciled below) totaled $1.7 million, or $0.19 per share, compared to core net loss of $318,000, or $0.04 per share, in the same year-ago period.

●
At quarter-end, the company had $9.3 million in cash, compared to $5.4 million at December 31, 2017.

Full Year 2018 Financial Results
●
SharpSpring Marketing Automation revenue grew 43% to a record $18.3 million from $12.8 million in 2017.

●
Total revenue (which includes legacy products) increased 39% to $18.7 million from $13.4 million in 2017.

●
Gross profit increased 52% to $12.9 million, or 69% of total revenue, from $8.5 million, or 63% of total revenue, in 2017.

●
Net loss totaled $9.5 million, or $1.11 per share, compared to a net loss of $4.7 million, or $0.56 per share, in 2017.

●
Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $6.2 million, compared to an adjusted EBITDA loss of $5.3 million in 2017.

●
Core net loss (a non-GAAP metric reconciled below) totaled $7.0 million, or $0.82 per share, compared to core net loss of $3.7 million, or $0.44 per share, in 2017.

Management Commentary
“2018 was a breakthrough year for our company," said SharpSpring CEO Rick Carlson. “In a relatively brief amount of time, we’ve successfully gone from an upstart marketing automation company to a significant player within our industry with over 1,700 agency customers and over 7,000 businesses using our platform. Additionally, our results in the fourth quarter highlighted a still-continuing period of strong, consistent and improving performance. Financially, we grew our topline another 37% to $5.2 million, leading to our seventh straight quarter of record revenues. As a business, SharpSpring is continuing to attract top talent to our Gainesville home, winning awards for the quality of our work and workplace culture, and constantly challenging ourselves to make our processes more efficient, our strategies more effective, and our customers more valuable over the long term. As a product, SharpSpring continues to get better, more useful and more powerful, all while remaining a fraction of the cost of the competition.

“Looking back, 2018 was about expanding our outreach to increase our share of the market. Looking ahead to 2019, we’re going to continue and even increase these efforts, given the almost directly correlated results from our sales and marketing spend to our new customer win count. However, this year will also be focused on improving processes internally to make sure that our new customers, as well as many of our longtime agency partners, are maximizing the value they can derive from SharpSpring. In turn, we expect the increased expense from these changes this year will ultimately translate into increased expansion revenue and overall lifetime value, shorter payback times on acquisition costs, accelerated customer acquisition growth and reduced revenue attrition rates in the many years ahead. Going forward, we're taking the necessary steps to make sure that SharpSpring is built to last and will continue drive new customer growth as well as maximize the value both we and our customers are getting from our business.”

Conference Call
SharpSpring management will hold a conference call today, February 27, 2019 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company CEO Rick Carlson and CFO Brad Stanczak will host the call, followed by a question and answer period.

U.S. dial-in number: 866-682-6100
International number: 862-298-0702

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at investors.sharpspring.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through March 13, 2019.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay ID: 41962

About SharpSpring, Inc.
SharpSpring, Inc. (NASDAQ: SHSP) is a rapidly growing, highly-rated global provider of affordable marketing automation delivered via a cloud-based Software-as-a Service (SaaS) platform. Thousands of businesses around the world rely on SharpSpring to generate leads, improve conversions to sales, and drive higher returns on marketing investments. Known for its innovation, open architecture and free customer support, SharpSpring offers flexible monthly contracts at a fraction of the price of competitors making it an easy choice for growing businesses and digital marketing agencies. Learn more at www.sharpspring.com.

Non-GAAP Financial Measures
Adjusted EBITDA, core net loss and core net loss per share are "non-GAAP financial measures" presented as supplemental measures of the company’s performance. These metrics are not presented in accordance with United States generally accepted accounting principles, or GAAP. The company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. A reconciliation of net loss to these measures is included for your reference in the financial section of this earnings press release.

Important Cautions Regarding Forward-Looking Statements
The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, our ability to successfully utilize our cash to develop current and future products, delays due to issues with outsourced service providers, those events and factors described by us in Item 1. A “Risk Factors” in our most recent Forms 10-K and 10-Q and other risks to which our company is subject, and various other factors beyond the company’s control. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Company Contact:
Brad Stanczak
Chief Financial Officer
352-448-0967
IR@sharpspring.com

Investor Relations:
Liolios
Matt Glover or Tom Colton
949-574-3860
SHSP@liolios.com

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue	$5,151,244	$3,767,319	$18,651,525	$13,448,752

Cost of services	1,418,201	1,220,392	5,798,269	4,996,745
Gross profit	3,733,043	2,546,927	12,853,256	8,452,007

Operating expenses:
Sales and marketing	2,724,563	1,889,775	10,092,691	6,677,807
Research and development	1,232,342	789,404	4,298,031	2,883,714
General and administrative	1,480,782	1,404,258	6,358,087	5,346,136
Non-employee stock issuance expense	508,561	-	508,561	-
Intangible asset amortization	115,000	131,778	460,000	527,468

Total operating expenses	6,061,248	4,215,215	21,717,370	15,435,125

Operating loss	(2,328,205)	(1,668,288)	(8,864,114)	(6,983,118)

Other (expense) income, net	(31,723)	133,278	(545,482)	209,175
Gain (loss) on embedded derivative	25,934	-	(400,220)	-

Loss before income taxes	(2,333,994)	(1,535,010)	(9,809,816)	(6,773,943)
Benefit from income taxes	(83,579)	(1,099,209)	(330,994)	(2,104,108)

Net loss	$(2,250,415)	$(435,801)	$(9,478,822)	$(4,669,835)

Basic net loss per share	$(0.26)	$(0.05)	$(1.11)	$(0.56)
Diluted net loss per share	$(0.26)	$(0.05)	$(1.11)	$(0.56)

Weighted average common shares outstanding
Basic	8,600,259	8,430,360	8,512,297	8,395,319
Diluted	8,600,259	8,430,360	8,512,297	8,395,319

SharpSpring, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
	2018	2017
Assets
Cash and cash equivalents	$9,320,866	$5,399,747
Accounts receivable	820,946	639,959
Income taxes receivable	22,913	2,132,616
Other current assets	1,184,217	899,127
Total current assets	11,348,942	9,071,449

Property and equipment, net	1,260,798	799,145
Goodwill	8,866,413	8,872,898
Intangibles, net	1,866,000	2,326,000
Other long-term assets	665,123	612,631
Total assets	$24,007,276	$21,682,123

Liabilities and Shareholders' Equity
Accounts payable	$1,613,477	$504,901
Accrued expenses and other current liabilities	774,944	625,680
Deferred revenue	250,656	279,818
Income taxes payable	23,705	171,384
Total current liabilities	2,662,782	1,581,783

Deferred income taxes	-	168,132
Convertible notes, including accrued interest	8,342,426	-
Convertible notes embedded derivative	214,350	-
Total liabilities	11,219,558	1,749,915

Shareholders' equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	8,639	8,456
Additional paid in capital	30,446,838	28,362,397
Accumulated other comprehensive loss	(231,053)	(480,762)
Accumulated deficit	(17,352,706)	(7,873,883)
Treasury stock	(84,000)	(84,000)
Total shareholders' equity	12,787,718	19,932,208

Total liabilities and shareholders' equity	$24,007,276	$21,682,123

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net loss	$(2,250,415)	$(435,801)	$(9,478,822)	$(4,669,835)

Adjustments to reconcile loss from operations:
Depreciation and amortization	260,101	204,794	892,233	807,574
Amortization of costs to acquire contracts	(43,814)	(67,894)	(106,696)	(305,401)
Non-cash stock compensation	253,797	209,340	964,676	768,778
Non-employee stock issuance expense	-	-	508,561	-
Deferred income taxes	(14,229)	(19,156)	(168,119)	5,618
Loss/(gain) on disposal of property and equipment	(4,700)	-	(4,700)	3,481
Non-cash interest	100,000	-	304,301	-
Change in fair value of embedded derivative features	(25,934)	-	400,220	-
Amortization of debt issuance costs	(19,078)	-	(6,088)	-
Unearned foreign currency gain/loss	(1,047)	(123,115)	289,339	(70,769)
Changes in assets and liabilities:
Accounts receivable	(79,888)	47,156	(183,350)	665,296
Other assets	(79,965)	33,425	(232,973)	136,769
Income taxes, net	(83,643)	(425,474)	1,966,648	(1,105,771)
Accounts payable	424,807	(389,330)	1,094,281	(22,860)
Accrued expenses and other current liabilities	135,200	66,409	162,984	(256,969)
Deferred revenue	(87,255)	4,298	(27,283)	(8,795)
Net cash used in operating activities	(1,516,063)	(895,348)	(3,624,788)	(4,052,884)

Cash flows from investing activities
Purchases of property and equipment	(497,733)	(28,555)	(893,886)	(177,110)
Proceeds from the sale of property and equipment	4,700	-	4,700	-
Acquisitions of customer assets from resellers	-	-	-	(64,268)
Proceeds from the sale of discontinued operations	-	-	-	1,000,000
Net cash (used in) provided by investing activities	(493,033)	(28,555)	(889,186)	758,622

Cash flows used in financing activities:
Proceeds from issance of convertible note	-	-	8,000,000	-
Debt issuance costs	-	-	(141,657)	-
Proceeds from exercise of stock options	147,128	3,274	596,387	22,133
Net cash provided by financing activities	147,128	3,274	8,454,730	22,133

Effect of exchange rate on cash	(950)	3,493	(19,637)	20,502

Change in cash and cash equivalents	$(1,862,918)	$(917,136)	$3,921,119	$(3,251,627)

Cash and cash equivalents, beginning of period	$11,183,784	$6,316,883	$5,399,747	$8,651,374

Cash and cash equivalents, end of period	$9,320,866	$5,399,747	$9,320,866	$5,399,747

SharpSpring, Inc.
RECONCILIATION TO ADJUSTED EBITDA
(Unaudited, in Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net loss	$(2,250)	$(436)	$(9,479)	$(4,670)
Benefit from income taxes	(84)	(1,099)	(331)	(2,104)
Other (expense) income, net	32	(133)	545	(209)
Gain (loss) on embedded derivative	(26)	-	400	-
Depreciation & amortization	260	205	892	808
Non-cash stock compensation	254	209	965	769
Non-employee stock issuance expense	-	-	509	-
Acquisition-related charges	-	2	-	69
Restructuring	252	-	252	-
Adjusted EBITDA	(1,562)	(1,252)	(6,247)	(5,337)

SharpSpring, Inc.
RECONCILIATION TO CORE NET LOSS AND CORE NET LOSS PER SHARE
(Unaudited, in Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net loss	$(2,250)	$(436)	$(9,479)	$(4,670)
Amortization of intangible assets	115	132	460	527
Non-cash stock compensation	254	209	965	769
Non-employee stock issuance expense	-	-	509	-
Gain (loss) on embedded derivative	(26)	-	400	-
Acquisition-related charges	-	2	-	69
Restructuring	252	-	252	-
Tax adjustment	(10)	(225)	(87)	(406)
Core net loss	$(1,665)	$(318)	$(6,980)	$(3,711)

Core net loss per share	$(0.19)	$(0.04)	$(0.82)	$(0.44)
Weighted average common shares outstanding	8,600	8,430	8,512	8,395